                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12211) of Equity Residential Properties Trust and in the related Prospectus of our reports indicated below with respect to the financial statements indicated below included in this Current Report of Equity Residential Properties Trust on Form 8-K.

          Financial Statements            Date of Auditors Report
----------------------------------------  -----------------------

Statement of Revenue and Certain
Expenses of Harborview for the year
ended December 31, 1996                         May 16, 1997


Statement of Revenue and Certain
Expenses of Trails at Dominion for the
year ended December 31, 1996                    May 6, 1997


Statement of Revenue and Certain
Expenses of Rincon for the year ended
December 31, 1996                               May 7, 1997


Statement of Revenue and Certain
Expenses of Waterford at the Lakes for
the year ended December 31, 1996                May 12, 1997


Statement of Revenue and Certain
Expenses of Lincoln Harbour for the
year ended December 31, 1996                    May 16, 1997


Combined Statement of Revenue and
Certain Expenses of Knights Castle and
Club at the Green for the year ended
December 31, 1996                               May 9, 1997


Combined Statement of Revenue and
Certain Expenses of the Zell/Merrill
Properties for the three years in the
period ended December 31, 1996                  March 25, 1997



                                 Ernst & Young LLP



Chicago, Illinois
May 27, 1997